UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2018

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, Michigan	48309-3511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-98-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2018, WABCO Holdings Inc. (the “Company”), as guarantor, and WABCO Europe BVBA, a wholly-owned subsidiary of the Company, as the borrower (the “Borrower”), entered into six Schuldschein loan agreements (collectively, the “Loan Agreements”) in an aggregate amount of € 300 million. The Loan Agreements are privately placed to institutional investors and arranged by BNP Paribas, acting through its London branch, ING Bank, a branch of ING-DiBa AG, and UniCredit Bank AG. The loans have floating and fixed rate tranches with maturities of three, four and five years. The Company anticipates completing the funding of the transaction on March 28, 2018.

The loans constitute a diversification of the Company’s debt portfolio in what we believe to be an attractive Euro interest rate environment.

The loans are senior unsecured obligations of the Borrower. The Company guarantees the loans, and its guarantees are senior unsecured obligations of the Company. As debt obligations of a subsidiary of the Company, the loans constitute priority debt under the Company’s existing revolving credit facilities and privately placed senior notes.

The Borrower will pay interest under the fixed rate tranches annually on March 31 of each year, commencing March 31, 2019, at fixed annual rates of 0.851%, 1.150%, and 1.428%, respectively. The Borrower will pay interest under the floating rate tranches every 6 months on March 31 and September 30 of each year, commencing September 30, 2018, at an interest rate based on the 6-month EURIBOR plus a margin of 80 bps, 90 bps and 100 bps respectively.

The loans will mature on March 31, 2021, March 31, 2022 and March 31, 2023, respectively, unless earlier prepaid in accordance with their terms. Subject to certain conditions, the Borrower may, at its option, prepay all or any part of any loan in an amount equal to the higher (i) of the outstanding nominal amount of such loan (or the part of it) and (ii) the Discounted Value (as defined in the respective Loan Agreements).

If the Company undergoes a Change in Control (as defined in the Loan Agreements), subject to certain conditions, the Borrower is required to redeem the loans, with accrued interest, at the next interest payment date if the Borrower and the applicable lender have not reached agreement regarding the continuation of the loan within 10 business days of the notification of the Change of Control and the applicable lender makes a written demand for early redemption within the period specified in the Loan Agreements. For fixed rate arrangements, the redemption would be at the same price as for a voluntary prepayment as described above.

The Loan Agreements contain customary affirmative and negative covenants, including, among others, limitations on transactions with affiliates, mergers and consolidations, priority indebtedness, liens and dispositions. The Loan Agreements also include financial covenants generally consistent with the financial covenants contained in the Company’s existing revolving credit facilities and senior notes. This includes a covenant that the Company maintain (i) a ratio of Consolidated Net Indebtedness (as defined in the Loan Agreements) on the last day of each fiscal quarter to Consolidated EBITDA (as defined in the Loan Agreements) for the period of twelve consecutive months ending on such day of not more than 3.0 to 1 and (ii) a ratio of Consolidated EBITDA to Consolidated Net Interest Expense (as defined in the Loan Agreements) for the period of twelve consecutive months ending on the last day of each fiscal quarter of not less than 3.0 to 1. The Loan Agreements also contain a negative covenant limiting the amount of Indebtedness (as defined in the Loan Agreements) that may be incurred by subsidiaries of the Company to $500 million (subject to certain exceptions as set forth in the Loan Agreements), of which not more than $150 million may be secured.

The Loan Agreements provide for customary events of default, including, among others, payment defaults, breach of representations and warranties, failure to perform covenants, cross-default to other material liabilities in certain circumstances, and bankruptcy and other insolvency events. If an event of default under the Loan Agreements occurs, each lender may call its corresponding loan for good cause and demand immediate repayment of such capital plus interest accruing up to the date of repayment and compensation for any damages incurred by termination of the Loan Agreement and early redemption.

The foregoing description of the Loan Agreements is qualified in its entirety by reference to the full text of each of the Loan Agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto, and incorporated herein by reference.

The Loan Agreements have been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Loan Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Loan Agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K to the extent described in Item 1.01.

Exhibit No.	Description of Document

10.1	Promissory Loan Agreement in the principal amount of € 10 million, dated March 22, 2018, among WABCO Europe BVBA, UniCredit Bank AG, and WABCO Holdings Inc.

10.2	Promissory Loan Agreement in the principal amount of € 40 million, dated March 22, 2018, among WABCO Europe BVBA, UniCredit Bank AG, and WABCO Holdings Inc.

10.3	Promissory Loan Agreement in the principal amount of € 50 million, dated March 22, 2018, among WABCO Europe BVBA, UniCredit Bank AG, and WABCO Holdings Inc.

10.4	Promissory Loan Agreement in the principal amount of € 60 million, dated March 22, 2018, among WABCO Europe BVBA, UniCredit Bank AG, and WABCO Holdings Inc.

10.5	Promissory Loan Agreement in the principal amount of € 60 million, dated March 22, 2018, among WABCO Europe BVBA, UniCredit Bank AG, and WABCO Holdings Inc.

10.6	Promissory Loan Agreement in the principal amount of € 80 million, dated March 22, 2018, among WABCO Europe BVBA, UniCredit Bank AG, and WABCO Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	WABCO HOLDINGS INC.

	By:	/s/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary